UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

Arcellx, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41259	47-2855917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 West Watkins Mill Road, Suite A

Gaithersburg, MD 20878

(Address of principal executive offices, including zip code)

(240) 327-0603

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on November 15, 2023, Arcellx, Inc. (“Arcellx”) entered into an amendment (the “License Amendment”) to its Collaboration and License Agreement with Kite Pharma, Inc., a Gilead Company (“Kite”), dated December 8, 2022. In connection with the License Amendment, on November 15, 2023, Arcellx entered into a common stock purchase agreement (the “2023 Purchase Agreement”) with Gilead Sciences, Inc. (“Gilead”), pursuant to which Arcellx agreed to issue and sell, and Gilead agreed to purchase, 3,242,542 shares of Arcellx’s common stock (the “Shares”) for an aggregate purchase price of $200 million, pursuant to the terms and conditions thereof. For more information regarding the License Amendment and the 2023 Purchase Agreement, see Arcellx’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 15, 2023.

On December 28, 2023, Arcellx, Kite and Gilead closed the transactions contemplated by the License Amendment and the 2023 Purchase Agreement, at which time Arcellx issued 3,242,542 Shares to Gilead for an aggregate purchase price of $200 million. The closing occurred following the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCELLX, INC.

Date: December 28, 2023	By:	/s/ Rami Elghandour
Rami Elghandour Chief Executive Officer